Exhibit 10.16

[Form of LP Interest Agreement without Put Feature]

LP INTEREST AGREEMENT OF AQUILEX HOLDCO L.P.

This LP Interest Agreement (this “Agreement”) is made and entered into as of this     th day of             , 20            (the “Grant Date”), by and between Aquilex Holdco L.P., a Delaware limited partnership (the “Partnership”) and             (“Employee”) pursuant to the Agreement of Limited Partnership executed on December 15, 2008 by Aquilex Holdco GP LLC, Employee, Ontario Teachers’ Pension Plan Board and the other signatories thereto (the “LP Agreement”). Capitalized terms not defined in this Agreement have the meanings ascribed to them in the LP Agreement.

WHEREAS, pursuant to this Agreement Employee is a Management Limited Partner of the Partnership;

WHEREAS, Employee has contributed Rollover Units to the Partnership in exchange for Common Interests in the Partnership; and

WHEREAS, in consideration of Employee’s future services to Aquilex Acquistion Sub III, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership (“Aquilex”) or a Subsidiary of Aquilex, Partnership wishes to grant Employee certain Profits Interests in Partnership.

NOW, THEREFORE, in order to carry out their intent as expressed above and in consideration of the mutual agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1. Grant of LP Interests. Employee is hereby granted Common Interests and Profits Interests in the Partnership as set forth below.

Limited Partner	Capital Contribution in respect of Common Interests	Common Interests		Time Vested Profits Interests		Performance Vested Profits Interests		Capital Contribution in respect of Profits Interests	Hurdle Amount in respect of each Profits Interests
[Employee]	$	[	]	[	]	[	]	$	$

2. LP Agreement. This Agreement shall be incorporated by reference into, and deemed part of, the LP Agreement and all of the terms and conditions of the LP Agreement shall apply to this Agreement.

[Signatures on following page]

AQUILEX HOLDCO L.P.

	By:	AQUILEX HOLDCO GP LLC
as its General Partner

		By:	Ontario Teachers Pension Plan Board
as Sole Member
By:
Name:
Title:

[Employee]

Name: